September 5, 2002

Press Release

SOURCE: Superior Networks Inc.

Superior Networks Inc. Announces Change in Management

VANCOUVER, British Columbia--(BUSINESS WIRE)--Sptember 4, 2002-- Superior Networks, (the "Company") (OTCBB:SPNW - News) announces today that Robert Rosner has resigned as the sole officer and director of the Company in order that he may pursue other interests. Mr. Alexander Goldman has filled the vacancies created by Rosner's departure.

Alex Goldman, age 38, is a resident of St. Mande, France, is an entrepreneur with experience in real estate and property development industry. Mr. Goldman reported that the Company is currently in negotiations to purchase all the outstanding common shares of Altitude Plus, a French Airline operating as "L.Air". As previously announced, a letter of intent has been signed by and between the Company and the President and only shareholder of Altitude Plus, AEROPLUS.

"L.Air" is a French Airline previously known as "Aerolyon," which has been recently operating three (3) DC10-30 Aircrafts for charter flights from France to various destinations including: Cuba; The Dominican Republic; The Indian Ocean; West Africa; Guadeloupe; Martinique; and North America. L'Air employs approximately 200 staff members, including pilots and flight attendants. The airline is based in Lyon, France, though many of its flights operate out of Paris.

       For more information, please contact Alex Goldman at 416-863-0101.

                                                       * * *

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussion with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical facts may be forward-looking statements. Forward-looking statements are based on expectations, estimates and projections at the time the statements are made to involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. For a summary of such risks and uncertainties, see the Company's periodic reports and other filings with the Securities and Exchange Commission.